Exhibit 23.4

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE	HOUSTON OFFICE
First Place Tower	Kellog Brown and Root Tower
15 East Fifth Street · Suite 3500	601 Jefferson Ave. · Suite 3690
Tulsa, Oklahoma 74103-4350	Houston, Texas 77002-7912
(918) 587-5521 · Fax: (918) 587-2881	(713) 651-8006 · Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in this Registration Statements on Form S-8 of information from its reserve report dated February 7, 2008 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2007, included in or made a part of the Annual Report on Form 10-K of EXCO Resources, Inc. for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008.

/s/ LEE KEELING AND ASSOCIATES, INC.
LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma
December 12, 2008